UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

CENTENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-33395 (Commission File Number)	42-1406317 (I.R.S. Employer Identification Number)

7711 Carondelet Avenue St. Louis, Missouri (Address of Principal Executive Offices)	63105 (Zip Code)

Registrant’s telephone number, including area code:

(314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 23, 2007, Centene Corporation (the “Company”) executed an amendment to the Company’s rights agreement, dated August 30, 2002, between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Agreement”). The amendment establishes a purchase price of $95.00 in cash per one three-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, $0.001 par value per share (the “Preferred Stock”), subject to further adjustment. Each share of the Company’s outstanding common stock, $0.001 par value per share (the “Common Stock”), is currently associated with one-third of a right which, under circumstances specified in the Rights Agreement, entitles the registered holder to purchase from the Company one three-thousandth of a share of the Preferred Stock. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one three-thousandth of a share of the Preferred Stock purchasable upon exercise of each one-third of a Right should approximate the value of one share of our common stock.

A copy of the amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: April 26, 2007	By:	/s/ J. PER BRODIN
J. Per Brodin
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
4.1	Amendment No. 1 to Rights Agreement by and between Centene Corporation and Mellon Investor Services LLC, as rights agent, dated April 23, 2007.